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                                                                    EXHIBIT 4.24

                      AMENDMENT NO. 1 AND LIMITED WAIVER
                                      TO
                            NOTE PURCHASE AGREEMENT

          This Amendment No. 1 and Limited Waiver to Note Purchase Agreement (the "Amendment") dated as of Sept. 14, 2000, with an effective date of July 1, 2000 (the "Effective Date") is entered into by and among UNIFIED WESTERN GROCERS, INC., a California corporation operating primarily on a cooperative basis (the "Company"), and the NOTEHOLDERS (as defined in the Note Purchase Agreement described below) who are signatories to this Amendment (the "Noteholder Parties").

                                   RECITALS

     A. The Company has entered into that Note Purchase Agreement dated as of September 29, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Note Purchase Agreement"), pursuant to which the Company has duly authorized the issuance of (a) $80,000,000 in aggregate principal amount of its Senior Secured Notes due 2008 (the "Tranche A Notes") and (b) $40,000,000 in aggregate principal amount of its Senior Secured Notes due 2009 (the "Tranche B Notes").

     B. The Noteholder Parties are registered holders of the Tranche A Notes and the Tranche B Notes and hold at least 51% of the principal amount of the Notes outstanding as of the date first set forth above.

     C. Each Subsidiary Guarantor has executed a Subsidiary Guaranty Agreement in favor of the Noteholders.

     D. The Company and the Noteholder Parties have agreed to amend certain provisions of the Note Purchase Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

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     1.   Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Note Purchase Agreement.

     2.   Amendments To Note Purchase Agreement.

          2.1 Glossary. The definition of "Consolidated Tangible Net Worth" is amended by replacing thereof the period "." at the end of clause (h) with "; plus", and including a new clause (i) to read as follows:

     (i) the aggregate principal amount of any outstanding Subordinated Redemption Notes.

          2.2 Glossary. The definition of the term "Operating Agreement" is amended by replacing the period "." at the end thereof with the following:

     , as such Operating Agreement shall be amended to increase GCC's minimum tangible net worth covenant from Twelve Million Five Hundred Thousand Dollars ($12,500,000) to Fifteen Million Dollars ($15,000,000).

          2.3 Glossary. A definition of the term "Residual Stock Notes" is added to read as follows:

     "Residual Stock Notes" means the Residual Stock Notes of United referred to in Item 8.6(f) of Schedule II.
                       -----------

          2.4 Glossary. A definition of the term "Subordinated Redemption Notes" is added to read as follows:

     "Subordinated Redemption Notes" means subordinated redemption notes at any time in an aggregate amount not to exceed $7,538,000, issued by the Company to member-patrons to redeem Class B Shares in excess of the minimal applicable Patrons' Required Deposits, so long as the subordination provisions relating to such Subordinated Redemption Notes are no less favorable to the Noteholders than those that relate to the Patronage Dividend Certificates under the Indenture

          2.5 Section 8.6(a) (Funded Indebtedness). Section 8.6(a) is amended by adding ", Residual Stock Notes, Subordinated Redemption Notes or United Investment Notes" after "Patronage Dividend Certificates" but before the comma in the fourth line thereof.

          2.6  Section 8.6(e) (Restricted Payments). The first sentence of
Section 8.6(e) is amended by renumbering clauses (iv) and (v) as clauses (v) and
(vi) and by inserting a new clause (iv) to read as follows:

     (iv) payments on Residual Stock Notes, Subordinated Redemption Notes and United Investment Notes,

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     3.   Limitation Of Amendments.

          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Noteholders may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Limited Waiver. The Noteholders hereby waive the limitation on Funded Indebtedness set forth in Section 8.6(a) of the Note Purchase Agreement to the extent that the Residual Stock Notes, Subordinated Redemption Notes or United Investment Notes already issued as of this date would constitute a breach thereof and cause an Event of Default.

     5. Representations And Warranties. In order to induce the Noteholder Parties to enter into this Amendment, the Company hereby represents and warrants to each Noteholder as follows:

          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (b) no Event of Default has occurred and is continuing;

          5.2 The Company has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Note Purchase Agreement, as amended by this Amendment;

          5.3 The articles of incorporation, bylaws and other organizational documents of the Company delivered to the Noteholders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          5.4 The execution and delivery by the Company of this Amendment and the performance by Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Company;

          5.5 The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Company, (ii) the articles of incorporation or bylaws of the Company, (iii) any order, judgment or decree of any court or other governmental or public body or

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authority, or subdivision thereof, binding on the Company, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Company;

          5.6 The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Company, except as already has been obtained or made, and

          5.7 This Amendment has been duly executed and delivered by the Company and is the binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     6. Consent Regarding Guaranty. The execution and delivery of this Amendment by the Noteholder Parties shall evidence their consent to the Company's execution of that Guaranty Agreement dated April 26, 2000, to the Arizona Department of Insurance in connection with the performance by Springfield Insurance Company, an Insurance Subsidiary of Company, of its obligations to its policyholders.

     7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          8.1 Amendment. The Company and the Noteholder Parties shall have duly executed and delivered this Amendment.

          8.2 Acknowledgment Of Amendment And Reaffirmation Of Guaranties. The Subsidiary Guarantors shall have duly executed and delivered the Acknowledgment of Amendment and Reaffirmation of Guaranties.

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     9.   Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS AMENDMENT HAS BEEN NEGOTIATED WITH REFERENCE TO THE LAWS OF, AND IS BEING MADE ND DELIVERED IN, THE STATE OF CALIFORNIA.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.

COMPANY                                 UNIFIED WESTERN GROCERS, INC.,
                                        a California corporation


                                        By: _____________________________
                                               David A. Woodward
                                               Treasurer

                                  BLANK PAGE

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[Signature page to Agreement for John Hancock Mutual Life Insurance Company]


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By:  ________________________________
     Dwayne Bertrand
     Investment Officer

                                      -6-
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[Signature page to Agreement for John Hancock Variable Life Insurance Company]


JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


By:  ________________________________
     Dwayne Bertrand
     Authorized Signatory

                                      -7-
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[Signature Page to Agreement for Signature 3 Limited]


SIGNATURE 3 LIMITED

By:  John Hancock Mutual Life Insurance Company
     as Portfolio Advisor


     By:  ______________________________
             Dwayne Bertrand
             Investment Officer

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[Signature page to Agreement for Mellon Bank, N.A., as Trustee under The Long-
Term Investment Trust]


MELLON BANK, N.A., solely in its
capacity as Trustee for The Long-Term
Investment Trust (as directed by John
Hancock Financial Services, Inc.),
and not in its individual capacity


By:__________________________
Name:  Bernadette Rist
Title: Authorized Signatory

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[Signature page to Agreement for The Northern Trust Company, as Trustee of the
Lucent Technologies Inc. Master Pension Trust]


THE NORTHERN TRUST COMPANY,
as Trustee of the Lucent Technologies, Inc.
Master Pension Trust

By:  John Hancock Mutual Life Insurance Company,
     as Investment Manager


By: __________________________
    Dwayne Bertrand
    Investment Officer

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[Signature page to Agreement for Mellon Bank, N.A., as Trustee under the Bell
Atlantic Master Pension Trust]


MELLON BANK, N.A., solely in its
capacity as Trustee for the Bell Atlantic
Master Pension Trust (as directed by John
Hancock Mutual Financial Services, Inc.), and not in its individual capacity


By:__________________________
Name:  Bernadette Rist
Title: Authorized Signatory

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[Signature page to Agreement for Commonwealth of Pennsylvania State Employees'
Retirement System]


COMMONWEALTH OF PENNSYLVANIA
STATE EMPLOYEES' RETIREMENT SYSTEM


By:  John Hancock Mutual Life Insurance
     Company, its Investment Advisor


     By:__________________________
         Dwayne Bertrand
         Investment Officer

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[Signature Page to Agreement for John Hancock Reassurance Company Ltd.]


JOHN HANCOCK REASSURANCE COMPANY LTD.


By:  __________________________
     Dwayne Bertrand
     Authorized Signatory

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                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES

     Section 1. Each Subsidiary Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 1 and Limited Waiver to Secured Revolving Note Purchase Agreement dated as of even date herewith (the "Amendment").

     Section 2. Each Subsidiary Guarantor hereby consents to the Amendment and agrees that the Subsidiary Guaranty relating to the Obligations of the Company under the Note Purchase Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     Section 3. Each Subsidiary Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Subsidiary Guaranty are true, accurate and complete as if made the date hereof.

Dated as of August 4, 2000

SUBSIDIARY GUARANTORS:   CROWN GROCERS, INC

                         GROCERS DEVELOPMENT CENTER, INC

                         GROCERS EQUIPMENT CO.

                         GROCERS GENERAL MERCHANDISE

COMPANY
                         GROCERS SPECIALTY COMPANY

                         NORTHWEST PROCESS, INC.

                         PREFERRED PUBLIC STORAGE COMPANY

                         SAV MAX FOODS, INC.

                         UNITED GROCERS, INC.

                         WESTERN PASSAGE EXPRESS, INC.

                         WESTERN SECURITY SERVICES, LTD.

                         By: ______________________________________
                             David A. Woodward
                             As Treasurer for each Subsidiary Guarantor

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